Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into effective as of July 1, 2009, by and between LMI AEROSPACE, INC., a Missouri corporation (the “Corporation”), and Ronald S. Saks (“Employee”).

WHEREAS, the Corporation and Employee entered into that certain Employment Agreement effective as of January 1, 2008, as amended as of April 24, 2008 (collectively the “Agreement”); and

WHEREAS, the Corporation and Employee desire to amend the Agreement again as provided in this Second Amendment;

NOW, THEREFORE, the Corporation and Employee hereby agree as follows:

1.  The Base Salary referenced in Section 3(A) of the Agreement shall be changed to $310,000.00 effective July 1, 2009

2.           All references in the Agreement to this “Agreement” and any other references of similar import shall henceforth mean the Agreement as amended by this Second Amendment.

3.           Except to the extent specifically amended by this Second Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

4.           This Second Amendment shall be binding upon and inure to the benefit of the Corporation and Employee and their respective heirs, executors, administrators, legal administrators, successors and permitted assigns.

5.           This Second Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

The parties have executed this Second Amendment as of the date first above-written.

LMI AEROSPACE, INC. (“Corporation”)

By:	/s/ Lawrence E. Dickinson
Title:	Lawrence E. Dickinson Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald S. Saks
Ronald S. Saks (“Employee”)